Exhibit for N-SAR ITEM 77 Q1(E)


     1. Investment Advisory Agreement among Heritage Income Trust (the "Trust"), Heritage Capital Appreciation Trust, Heritage Growth and Income Trust, Heritage Series Trust and Heritage Asset Management, Inc. is incorporated by reference to Post-Effective Amendment No. 27 to the Trust's Registration
Statement on Form N-1A filed on December 29, 2006 (SEC Accession No. 0001193125-06-261787).

     2. Subadvisory agreement between Heritage Asset Management, Inc. and Western Asset Management Company is incorporated by reference to Post-Effective Amendment No. 27 of Heritage Growth and Income Trust filed on December 29, 2006 (SEC Accession No. 0001193125-06-261787).